EXHIBIT NO. 21

                         SUBSIDIARIES OF THE REGISTRANT



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                  SUBSIDIARIES OF UCI MEDICAL AFFILIATES, INC.



                                                              Name Under Which
                               State of Jurisdiction           Subsidiary Does
Name of Subsidiary                 of Incorporation                Business


  UCI Medical Affiliates
  of  South Carolina, Inc.          South Carolina              Doctor's Care






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                            Exhibit No. 27


                       Financial Data Schedule



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